UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 13, 2011

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting of Stockholders of Cantel Medical Corp. (the “Company”) held on January 13, 2011 (the “2010 Annual Meeting”), two proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 29, 2010 (the “Proxy Statement”) in connection with the 2010 Annual Meeting.  A brief description of the proposals and the final results of the votes for each matter are as follows:

1.               The stockholders elected all ten director nominees to serve as members of the Company’s board of directors until the Company’s 2011 Annual Meeting of Stockholders.

Name	For	Withheld	Broker Non-Votes
Robert L. Barbanell	13,410,387	943,223	1,694,463
Alan R. Batkin	14,166,385	187,225	1,694,463
Joseph M. Cohen	13,416,931	936,679	1,694,463
Charles M. Diker	13,612,054	741,556	1,694,463
Mark N. Diker	13,612,940	740,670	1,694,463
George L. Fotiades	14,048,572	305,038	1,694,463
Alan J. Hirschfield	13,606,507	747,103	1,694,463
Andrew A. Krakauer	13,615,900	737,710	1,694,463
Peter B. Pronovost, M.D.	14,080,823	272,787	1,694,463
Bruce Slovin	13,606,860	746,750	1,694,463

2.               The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2011.

For	Against	Abstain	Broker Non-Votes
15,259,157	782,934	5,982	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: January 18, 2011